WAIVER AND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Waiver and Amendment to the Registration Rights Agreement (“Amendment”) is dated as of June 27, 2007, by and among ProElite, Inc., a New Jersey corporation (the “Company”), on the one hand, and the purchasers signatory hereto (each such purchaser, a “Purchaser” and collectively, the “Purchasers”) and Hunter World Markets, Inc. (“Hunter”), on the other hand.

RECITALS

A.    Holders and the Company have entered into that certain Registration Rights Agreement dated as of October 3, 2006 (the “Registration Rights Agreement”) pursuant to which the Company agreed to prepare and file with the Securities and Exchange Commission (the “Commission”) a Registration Statement covering the resale of the Registrable Securities on such Filing Date for an offering to be made on a continuous basis pursuant to Rule 415 (the “Registration Statement”).

B.    The Registration Statement filed by the Company on January 12, 2007 and declared effective by the Securities and Exchange Commission on May 14, 2007, did not include the shares of common stock issuable upon exercise of the Warrants, Bridge Warrants and the Placement Agent Warrants.

C.    The Company plans to offer a minimum of 3,571,428 units ($25 million) and up to 8,571,428 units ($60 million) in a private placement offering, each unit consisting of one share of common stock and one-half of a five-year warrant to purchase one share of common stock at a per share exercise price of $7.00 per share (the “2007 Offering”).

D.    The Company will file a registration statement on Form S-1 or such other form as may be appropriate in connection with the 2007 Offering, which shall also cover the remaining Registrable Securities (the “2007 Registration Statement”).

E.    The Company, Purchasers and Hunter desire to waive all and any liquidated damage payments owed to the Purchasers and Hunter under Section 2 of the Registration Rights Agreement.

Capitalized terms used and not otherwise defined shall have the meanings given such terms in the Registration Rights Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Company, Purchasers and Hunter hereby agree as follows:

1.    The Company shall register the remaining Registrable Securities within 45 days of the closing of the 2007 Offering.

2.    The Company shall include the remaining Registrable Securities in the 2007 Registration Statement.

3.    The Purchasers and Hunter hereby waive and release the Company from any damages or losses suffered or liquidated damages arising from any failure by the Company to file a Registration Statement or have the Registration Statement declared effective.

4.     Except as amended herein, the Agreement shall remain in full force and effect.

(Signature Pages Follow)

    IN WITNESS WHEREOF, the Parties have accepted and agreed to this Amendment of the Agreement, and have executed this Amendment as of the day and year first above written.

ProElite, Inc. By: /s/ Douglas DeLuca Name: Douglas DeLuc Its: Chief Executive Officer	Hunter World Markets, Inc. By: /s/ Todd M. Ficeto Name: Todd M. Ficeto Its: President
Absolute Activist Value Fund By: /s/ Florian Homm Name: Florian Homm Its: Chief Investment Officer	Absolute Large Cap Fund By: /s/ Florian Homm Name: Florian Homm Its: Chief Investment Officer
European Catalyst Fund By: /s/ Florian Homm Name: Florian Homm Its: Chief Investment Officer	Absolute Octane Fund By: /s/ Florian Homm Name: Florian Homm Its: Chief Investment Officer
Absolute East West Fund By: /s/ Florian Homm Name: Florian Homm Its: Chief Investment Officer	Absolute Return Europe Fund By: /s/ Florian Homm Name: Florian Homm Its: Chief Investment Officer